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                                                                  EXHIBIT 23.1




                                     CONSENT

We have issued our report dated January 25, 2001 accompanying the consolidated financial statements of Motor Cargo Industries, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.



                                          GRANT THORNTON LLP


Salt Lake City, Utah

June 14, 2001